Exhibit 99.1

YUME REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

Redwood City, Calif. – August 10, 2015 – YuMe, Inc. (NYSE: YUME), the global audience technology company powered by data-driven insights and multi-platform expertise, today announced its financial results for the second quarter ended June 30, 2015. Financial highlights include:

●	Revenue of $40.4 million, compared to $40.4 million in the second quarter of 2014 (Q2 2014);
●	Adjusted EBITDA[1] loss of $1.9 million, compared to an adjusted EBITDA loss of $0.1 million in Q2 2014;
●	Net loss of $5.8 million, or $0.17 per diluted share, compared to a net loss of $2.6 million, or $0.08 per diluted share, in Q2 2014;
●	$66.8 million in cash, cash equivalents and marketable securities and no debt as of June 30, 2015.

During the quarter, the Company announced the launch of its full-stack programmatic video marketplace, which combines YuMe’s expertise in multi-screen audiences and proactive brand safety with programmatic efficiencies for agencies, brands and publishers.

“We believe the launch of our end-to-end programmatic marketplace will enable us to optimize the fastest growing part of the market,” said Jayant Kadambi, Chairman and Chief Executive Officer of YuMe. “While building momentum is an incremental process, we are confident in our ability to capitalize on our industry’s long-term growth trends.”

Customer highlights include:

●	565 advertising customers for the second quarter of 2015, an increase of 32% from 428 in Q2 2014;
●	1,010 advertising customers for the twelve month period ended June 30, 2015, an increase of 40% from 719 for the twelve month period ended June 30, 2014.

Highlights for advertising customers accounting for a minimum of $100,000 in trailing twelve-month revenue include:

●	286 advertising customers, an increase of 17% from 244 for the twelve month period ended June 30, 2014;
●	Average revenue per advertising customer of $559,000, a decrease of 6% from $596,000 for the twelve month period ended June 30, 2014.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Business Outlook

Today, the Company is providing the following estimates for its key financial measures for the third quarter of 2015:

Q3 2015
Revenue	$36.0 - $40.0 million
Adjusted EBITDA	$(4.0) - $(2.0) million

Conference Call and Webcast Information

Senior management will host a conference call at 4:30 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Monday, August 17 at (855) 859-2056 or (404) 537-3406. (Conference ID: 78062570). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of digital video brand advertising solutions. Its proprietary data science-driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and 17 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos.

YuMe is a trademark of YuMe. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our programmatic initiatives, our growth strategy, our operating results, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of June 30, 2015	As of December 31, 2014
		(1)
Assets
Current assets:
Cash and cash equivalents	$25,206	$38,059
Marketable securities	22,291	26,158
Accounts receivable, net	53,109	68,441
Prepaid expenses and other current assets	2,971	3,642
Total current assets	103,577	136,300
Marketable securities, long-term	19,298	2,428
Property, equipment and software, net	11,177	10,407
Goodwill	3,902	3,902
Intangible assets, net	994	1,329
Restricted cash	292	292
Deposits and other assets	440	384
Total assets	$139,680	$155,042

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,605	$11,692
Accrued digital media property owner costs	16,419	18,277
Accrued liabilities	12,859	16,338
Deferred revenue	203	198
Capital leases	1	41
Total current liabilities	37,087	46,546
Other long-term liabilities	115	117
Deferred tax liability	311	431
Total liabilities	37,513	47,094

Stockholders’ equity:
Common stock	34	33
Additional paid-in-capital	144,564	138,497
Accumulated deficit	(42,253)	(30,422)
Accumulated other comprehensive loss	(178)	(160)
Total stockholders’ equity	102,167	107,948
Total liabilities and stockholders’ equity	$139,680	$155,042

(1) The condensed consolidated balance sheet as of December 31, 2014 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$40,403	$40,386	$80,548	$77,678
Cost of revenue(1)	23,416	20,677	44,702	40,861
Gross profit	16,987	19,709	35,846	36,817
Operating expenses:
Sales and marketing(1)	14,814	15,854	30,535	31,320
Research and development(1)	2,613	1,509	5,143	2,445
General and administrative(1)	5,741	4,675	11,871	10,297
Total operating expenses	23,168	22,038	47,549	44,062
Loss from operations	(6,181)	(2,329)	(11,703)	(7,245)
Interest and other income (expense), net
Interest expense	(1)	(3)	(3)	(6)
Other income (expense), net	387	(168)	1	(186)
Total interest and other income (expense), net	386	(171)	(2)	(192)
Loss before income taxes	(5,795)	(2,500)	(11,705)	(7,437)
Income tax expense	40	60	126	192
Net loss	$(5,835)	$(2,560)	$(11,831)	$(7,629)

Net loss per share:
Basic	$(0.17)	$(0.08)	$(0.35)	$(0.24)
Diluted	$(0.17)	$(0.08)	$(0.35)	$(0.24)
Weighted-average shares used to compute net loss per share:
Basic	33,602	32,398	33,399	32,257
Diluted	33,602	32,398	33,399	32,257

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of revenue	$69	$84	$181	$147
Sales and marketing	1,026	664	1,926	1,228
Research and development	316	146	520	193
General and administrative	1,105	429	1,983	916
Total stock-based compensation	$2,516	$1,323	$4,610	$2,484

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss	$(5,835)	$(2,560)	$(11,831)	$(7,629)
Adjustments:
Interest expense	1	3	3	6
Income tax expense	40	60	126	192
Depreciation and amortization expense	1,371	1,111	2,727	2,210
Stock-based compensation expense	2,516	1,323	4,610	2,484
Total Adjustments	3,928	2,497	7,466	4,892
Adjusted EBITDA	$(1,907)	$(63)	$(4,365)	$(2,737)